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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Legacy Reserves LP
Midland, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 27, 2013, relating to the consolidated financial statements of Legacy Reserves LP and the effectiveness of Legacy Reserves LP's internal control over financial reporting appearing in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2012 and our report dated February 27, 2013, relating to the statements of revenues and direct operating expenses of the COG 2012 Acquisition Properties for the year ended December 31, 2011 and the nine months ended September 30, 2012.

        We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas
December 19, 2013

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm